Exhibit 10.1

Lease Agreement
Party A: Sihui City, Dasha Town, Economic Industrial Development Co., Ltd.
Party B: Zhao Qing Neng Cheng Import & Export Co., Ltd.

In order to develop economy, Party A and Party B have friendly negotiation with each other and sign the lease contract as follows:

1.	The subject matter and scope of the lease

Party A will lease its property to Party B for Office use.

Property's address: Suite 303, Building No. 1 (Yi Jing Building), Xinxu Guanghai East Road, Dasha Town, Sihui City,
Guangdong province.

2.	The term of lease

The term of lease is the completion time of Party B's new office.

3.	The rent and payment method

a.	Rent: RMB 10,000 per year

b.	Payment method: Within 3 days after signing the contract, Party B shall pay 10,000 RMB to Party A. Party B shall pay the rent on January 1st each year.

4.	The responsibilities of the parties

a.	Party A shall assist Party B in handling formalities such as water use and power installation, and all the expenses shall be in charge of Party B.

b.	If Party B needs to change it, it must start with the approval of Party A.

c.	The land and the original building compensation belong to Party A if national key project construction or other need to levy the land.

d.	During the lease period, Party B has only the right to use, cannot transfer, and only for the use as office.

e.	Party B must pay attention to safety and keep good property; if there is a safety accident, Party B shall solve it by itself, which has nothing to do with Party A.

f.	After the expiration of the lease, all real estate is owned by Party A.

5.
This contract is made in three copies, one each of Party A and Party B. And Dasha town economic management office also need to take a copy of the contract as the preservation. This contract comes into force on the date of signing, and hopes that both Party A and B will abide by it.

Party A：/s/ Sihui City Dasha Town Economic Industrial Development Co., Ltd.

Party B: /s/ Zhao Qing Neng Cheng Import & Export Co., Ltd.

Date: April 15, 2015